1996 TERM CREDIT AGREEMENT


         This 1996 Term Credit Agreement (the "Agreement") is entered into as of the 3rd day of May, 1996, among DATA TRANSMISSION NETWORK CORPORATION, a Delaware corporation having its principal place of business at Suite 200, 9110 West Dodge Road, Omaha, Nebraska 68114 (the "Borrower"), FIRST NATIONAL BANK OF OMAHA, a national banking association having its principal place of business at One First National Center, Omaha, Nebraska 68102 ("FNB-O"), FIRST NATIONAL BANK, WAHOO, NEBRASKA, a national banking association having its principal place of business at Wahoo, Nebraska 68066 ("FNB-W"), NBD BANK, a bank organized under the laws of the State of Michigan and having its principal place of business at 611 Woodward Avenue, Detroit, Michigan 48226 ("NBD"), NORWEST BANK NEBRASKA, N.A., a national banking association having its principal place of business at 20th and Farnam Streets, Omaha, Nebraska 68102 ("Norwest"), FARM CREDIT SERVICES OF THE MIDLANDS, PCA, a production credit association ("Farm Credit") in care of AGAMERICA, FCB, a farm credit bank doing business at 206 South 19th Street, Omaha, Nebraska 68102-1745 ("AgAmerica") and BROADCAST PARTNERS, a general partnership having its principal place of business at 11275 Aurora Avenue, Des Moines, Iowa 50322 ("Broadcast Partners").


                                   WITNESSETH:

         WHEREAS, the Borrower desires to obtain a term credit facility for the purpose of acquiring substantially all of the assets of Broadcast Partners; and

         WHEREAS, the parties do not intend for this 1996 Term Credit Agreement to be deemed to extinguish any existing indebtedness of the Borrower or to release, terminate or affect the priority of any security therefor;

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:


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                                 I. DEFINITIONS

         For purposes of this Agreement, the following definitions shall apply:

AgAmerica:        AgAmerica, FCB, a farm credit bank doing business at 206 South
                  19th Street, Omaha, Nebraska 68102-1745, and its successors and assigns.

Agreement:        This 1996 Term Credit Agreement Agreement dated as of  May 3,
                  1996, between the Borrower and the Lenders.

Banks: FNB-O, FNB-W, NBD Norwest, Farm Credit, AgAmerica and such additional banks as may be added hereto from time to time by mutual written agreement of the parties.

Boatmen's:        The Boatmen's National Bank of St. Louis, a national banking association  having its  principal  place of  business  at One
                  Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63166-
                  0236, and its successors and assigns.

Borrower:                  Data  Transmission  Network  Corporation, a Delaware
                           corporation having its principal place of business at Suite 200, 9110 West Dodge Road, Omaha, Nebraska
                           68114.

Broadcast
Partners:                  Broadcast Partners, a general partnership having its
                           current  principal  place of business at 11275 Aurora
                           Avenue,  Des  Moines,  Iowa  50322.  For  purposes of
                           future notices or communications under this Agreement
                           Broadcast   Partners   address  shall  be:  Broadcast
                           Partners, care of Thomas M. Hanigan,  Pioneer Hi-Bred
                           International,  Inc.,  7200 N.W. 62nd Ave.,  P.O. Box
                           184, Johnston, Iowa 50131-0184.
Business
Day: Any day other than a Saturday, Sunday or a legal holiday on which banks in the State of Nebraska are not open for business.

Change of
Control: (a) At any time when any of the equity securities of the Borrower shall be registered under Section 12 of the Securities Exchange Act of 1934 as amended from time to time (the "Exchange Act"), (i) any person, entity or "group" (within the meaning of Section


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                           13(d)(3) of the Exchange  Act) (other than any person
                           which is a management employee, or any such "group" which consists entirely of management employees, of the Borrower) being or becoming the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Borrower, or (ii) a majority of the members of the Borrower's board of directors (the "Board") consisting of persons other than Continuing Directors (as hereinafter defined); and (b) at any other time, less than 50% of the voting stock of the
                           Borrower  being  owned   beneficially,   directly  or
                           indirectly, by employees of the Borrower or its subsidiaries. As used herein, the term "Continuing Director" means any member of the Board on June 29, 1995 and any other member of the Board who shall be
                           recommended   or  elected  to  succeed  a  Continuing
                           Director by a majority of Continuing Directors who are the members of the Board.

Collateral:       All  personal  property  of  the  Borrower  described  in  the
                  Security Agreement, whether now owned or hereafter acquired, including, without limitation:

                                    (a) all of the Borrower's accounts, accounts
                           receivable, subscriber contract rights, chattel paper, documents, instruments, goods, inventory, equipment, general intangibles; and

                                   (b)  all   proceeds  and   products  of  the
                           foregoing.

Existing
Term Notes:       Those  certain  promissory  notes from the Borrower to FNB-0,
                  FirsTier, FNB-W, NBD, Norwest and Boatmen's dated as of May 6,
                  1992, July 7, 1992, October 1, 1992, October 12, 1992, October
                  19, 1992, November 3, 1992, January 4, 1993, February 9, 1993,
                  April 16, 1993,  July 8, 1993,  August 30, 1994,  November 29,
                  1994, and February 27, 1995.

Farm Credit Farm Credit Services of the Midlands, PCA, a production credit association organized under the laws of United States, and having its principal place of business at 206 South 19th Street, Omaha, Nebraska 68102.

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FirsTier:         FirsTier   Bank,   National   Association,  Lincoln, Nebraska,
                  a national banking association having its principal place of business at 13th and M Streets, Lincoln, Nebraska 68508, and its successors and assigns (it being acknowledged that First Bank is the successor in interest to FirsTier).

First Bank:       First Bank,   National   Association,   a   national   banking
                  association having its principal place of business at 13th and
                  M Streets,  Lincoln,  Nebraska  68508,  and its successors and
                  assigns  (it  being   acknowledged  that  First  Bank  is  the
                  successor in interest to FirsTier).

FNB-O:            First   National Bank  of  Omaha,    a    national    banking
                  association  having its  principal  place of  business  at One
                  First  National  Center,   Omaha,   Nebraska  68102,  and  its
                  successors and assigns.

FNB-W: First National Bank, Wahoo, Nebraska, a national banking association having its principal place of business at Wahoo, Nebraska 68066, and its successors and assigns.

Lenders:          The Banks and Broadcast Partners.

Make-Whole
Premium: An amount which shall be sufficient as determined by the rele-vant Bank in good faith and on a reasonable basis and certified to the Borrower in writing, to compensate the Bank for any loss (including any lost yield), cost or expense incurred by the Bank (i) in liquidating or redeploying deposits or other funds acquired by the Bank to fund or maintain the loan prepaid and (ii) in unwinding, amending, cancelling or otherwise modifying or terminating any match funding, swap or other arrangement entered into by the Bank in connection with acquiring or maintaining the funding for the loan prepaid.

NBD:              NBD Bank,   a   bank  organized under the laws of the State of
                  Michigan and having its principal place of business at 611 Woodward Avenue, Detroit, Michigan 48226.

Net Worth:        The  Borrower's  net  worth  as determined in accordance with generally accepted accounting principles plus subordinated debt. For purposes of this definition, "subordinated debt" means indebtedness of the Borrower which is subordinate, in a

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                  manner satisfactory to the Lenders, to the indebtedness due to the Lenders, and the repayment of which is forbidden during the existence of any Event of Default hereunder; provided however, that any such indebtedness shall not be deemed subordinated debt to the extent of the amount of principal payments that are due thereon within one year from the date of determination.

Norwest: Norwest Bank Nebraska, N.A., a national banking association having its principal place of business at 20th and Farnam
                  Streets,   Omaha,  Nebraska  68102,  and  its  successors  and
                  assigns.

Notes: Those certain promissory notes from the Borrower to the Lenders dated as of May 3, 1996 including, without limitation, the Notes to the Banks and to Broadcast Partners as referenced in Section 2.1 hereof, and such additional term notes as the parties may hereafter agree to add hereto as Notes.

Operating
Cash Flow:        The  Borrower's   average  monthly   earnings  or  loss before
                  interest,  depreciation,  amortization  of goodwill and taxes, less  current tax  expense and plus or minus any  non-ordinary non-cash  charges or credits to earnings,  which average shall be based on the Borrower's actual financial results in the two full calendar months preceding the date of determination.  For
                  purposes  of   calculating   Operating   Cash  Flow  for  this
                  Agreement, the Borrower shall not permit deferred commission expenses to be capitalized for any period in excess of twelve months.

Operative
Documents:        This 1996 Loan Agreement,  the Notes, the Security  Agreement,
                  the financing statements regarding the Collateral and the documents and certificates, other than the Purchase Agreement, delivered pursuant to Article VI.

Purchase
Agreement:        The Asset Purchase and Sale Agreement dated as of May 3, 1996 between the Borrower and Broadcast Partners.


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Quarterly
Compliance
Certificate:      The  certificate delivered  to  the  Lenders by  the  Borrower pursuant to Section 5.1(d).

Related
Bank Debt:        The aggregate unpaid balance of all indebtedness, now or here-
                  after existing  (including  future advances) under the Related
                  Loan Agreements,  including  without  limitation,  the amounts outstanding  under  those  certain  promissory  notes from the
                  Borrower to FNB-O,  FirsTier and FNB-W dated as of October 13,
                  1992 and December 7, 1992, the amounts  outstanding  under the
                  Existing  Term Notes,  and the amounts  outstanding  under the revolving  credit notes issued  under the 1995  Restated  Loan
                  Agreement  referenced  below and dated as of June 29, 1995 and under any term notes issued to convert such  revolving  credit notes or any  portion  thereof to a term  obligation,  and all
                  extensions,   renewals,   and  substitutions  of  or  for  the
                  foregoing.
Related
Loan
Agreements:       The Loan  Agreement  dated as of October 9, 1992,  between the
                  Borrower and FNB-O,  FirsTier and FNB-W and the 1995  Restated
                  Loan Agreement  dated as of June 29, 1995 between the Borrower and  FNB-O,  FirsTier,  FNB-W,  NBD,  Norwest,  AgAmerica  and
                  Boatmen's  and  any  loan  agreements   issued  in  extension,
                  renewal,  replacement,  or  restatement  of the foregoing (the
                  "1995 Restated Loan Agreement").

Restricted
Quarter:          Has the meaning set forth in Section 2.2 hereof.

Revolving
Credit Rate:      Has the same meaning as is  defined for such term in the 1995
                  Restated Loan Agreement.

Security
Agreement:        The 1996 Restated Security Agreement dated as of May  3, 1996 between the Borrower and FNB-O, as agent for the Lenders and others, as amended from time to time.

Total
Indebtedness:     All loans and other obligations of the Borrower for  borrowed money (including, without limitation, the indebtedness due to the Lenders)

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

                  regardless  of the  maturity  thereof   but  such  term  shall
                  not include  subordinated debt, as such term is defined in the definition of Net Worth up to $15,000,000 if such subordinated debt  is  existing  on  the  date  of  this  Agreement.  It is understood  and  agreed  by the  parties  that,  for  purposes hereof,  Borrower has no  obligations  for  borrowed  money to
                  Broadcast  Partners  other than as is  evidenced  by the Notes payable  to  Broadcast  Partners.  It is  understood  that the
                  Borrower  does have other  obligations  to Broadcast  Partners under the Purchase Agreement.
Triggering
Event:            Has the meaning set forth in Section 2.2 hereof.

All accounting terms not otherwise defined herein shall have the meaning ordinarily applied under generally accepted accounting principles.


                                II. TERM FACILITY

         2.1. Term Credit. Upon the date of this Agreement, the Banks agree to advance $29,458,000 to the Borrower for the purchase of substantially all of the assets of Broadcast Partners. Such advances shall be made on a pro rata basis by the Banks, based on the following maximum advance limits for each Bank: (1) as to FNB-O, $10,780,000; (ii) as to FNB-W, $245,000; (iii) as to NBD, $6,223,000;
(iv) as to Norwest, $1,822,000; and (v) as to Farm Credit, $10,388,000. In addition, Broadcast Partners will receive a note for $18,732,000, representing a portion of the purchase price consideration due to Broadcast Partners under the Purchase Agreement.

         2.2 Notes. The Notes shall bear interest on the principal loan amount thereof outstanding through June 30, 1999, at the rate of 8.25% per annum; thereafter the interest rate for the balance of the term shall be set on June 30, 1999, at two percent (2.00%) above the yield on constant maturity Treasury Bonds with maturities of three years, as quoted for the Business Day immediately preceding June 30, 1999 in the applicable Release; provided, however, that after an Event of Default has occurred, interest shall accrue on the entire outstanding balance of principal and interest at a fluctuating rate equal to the Revolving Credit Rate plus four percent (4.00%). Interest shall be calculated on actual days elapsed and a year of 360 days. If the Borrower's most recent Quarterly Compliance Certificate shows that, as of the end of the prior quarter, Total Indebtedness was in excess of 300% of Net Worth, the current quarter shall be deemed a "Restricted

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Quarter."  If,  any  time  during  a  Restricted  Quarter  (including,   without
limitation, during any period in such quarter prior to delivery of the Quarterly Compliance Certificate), the interest rate accruing on any Note is less than seven and one-half percent (7.50%), a "Trigger Event" shall be deemed to have occurred. Upon the occurrence of a Trigger Event, the Borrower shall be obligated to pay the Lenders the following fees: (i) three-eighths of one percent (.375%) of the outstanding principal balance of such Note as of the date preceding the Trigger Event, which amount shall be payable promptly upon invoicing by FNB-O; (ii) the same amount as computed in clause (i), payable on the six-month anniversary of the Trigger Event; and (iii) the same amount as computed in clause (i), payable on the twelve-month anniversary of the Trigger Event.

         2.3. Payments. Interest on the unpaid balance of the Notes shall be due on the last day of each month beginning May 31, 1996. The principal amount of each respective Note shall become due and payable in seventy-two equal monthly installments, with the first such installment due on January 31, 1997, and subsequent installments due on the last day of each consecutive month thereafter. The total amount of all unpaid principal and accrued interest hereunder shall be due and payable no later than December 31, 2002. In the event that a payment day is not a Business Day, the payment shall be due on the next succeeding Business Day. Interest shall continue to accrue on the full unpaid balance hereunder notwithstanding any permitted or unpermitted failure of the Borrower to make a scheduled payment or the fact that a scheduled payment day falls on a day other than a Business Day.

         2.4. Fees. The Borrower will pay to FNB-O an initial fee equal to $14,729, payable at closing. Such fee will be paid to FNB-O and allocated by FNB-O pro rata among the Banks based on their respective commitments as shown in
Section 2.1 above. Furthermore, the Borrower will pay to FNB-O at closing an agenting fee equal to $25,500.

         2.5 Payment. The Borrower's obligation to make payments of principal and interest hereunder shall be further evidenced by the Notes, the form of which is attached hereto as Exhibit A. All obligations of the Borrower under the Notes and the other Operative Documents shall be payable in immediately available funds in lawful money of the United States of America at the principal office of FNB-O in Omaha, Nebraska or at such other address as may be designated by FNB-O in writing.

         2.6 Prepayment. The Borrower may prepay without penalty the principal loan amount outstanding under all Notes in full, but only if such prepayment occurs on June 30, 1999 and the Borrower has given the Banks at least 30 days
prior written notice of its intention to make such prepayment.   Prepayments of

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less than all the Notes in full will not be permitted  without the prior written consent of FNB-O. If a prepayment occurs on any date other than June 30, 1999, the Borrower shall pay to each Bank, at each Bank's option, either: (1) the Make-Whole Premium due in respect of such prepayment; or (2) a prepayment fee equal to one and one-half percent (1.50%) of the amount of such prepayment. The Borrower shall not be obligated to pay a Make-Whole Premium or prepayment fee to Broadcast Partners.

         2.6A Permitted Prepayments to Broadcast Partners. Notwithstanding the provisions of Section 2.6, so long as no Event of Default exists hereunder and so long as no Event of Default will exist after the prepayment, the Borrower shall be permitted to prepay Broadcast Partners in the event that: (i) the Banks or any of them agree, in their sole and absolute discretion, to increase their commitment under Section 2.1 for the purposes of funding such prepayment; (ii) the revolving credit facility provided for in the 1995 Restated Loan Agreement is increased above $46,500,000 (excluding notes converted to term obligations thereunder); (iii) another lender agrees to become a Lender hereunder, with a commitment sufficient to fund such prepayment, and such Lender is acceptable to the other Lenders in their sole and absolute discretion, it being agreed that such other approved Lenders will be entitled to same terms and conditions and pari passu status as the other Lenders hereunder; or (iv) the Borrower raises additional equity capital in a manner reasonably acceptable to the Banks and that results in corresponding increase (less offering costs) in the Borrower's Net Worth as of the date thereof.

         2.7 Security. All obligations of the Borrower hereunder and under the Operative Documents, including, without limitation, the Borrower's obligations to make payments of principal and interest shall be secured by a first security interest in the Collateral, as more specifically described in the Security Agreement.

         2.8 Related Loan Agreements. Nothing herein shall be deemed to alter or amend the Borrower's obligations under the Related Loan Agreements, the Related Bank Debt or any collateral security therefor, all of which shall continue in full force and effect in accordance with the terms thereof.


                          III. [INTENTIONALLY OMITTED]

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                       IV. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that as of the date hereof the following are and shall be true and correct:

         4.1 Corporate Existence. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified and in good standing in all states except Alaska, Hawaii and Rhode Island, and it has full power and authority to own and operate its properties and to carry on its business.

         4.2 Corporate Authority. It has full corporate power, authority and legal right to execute, deliver and perform the Operative Documents to which it is a party, and all other instruments and agreements contemplated hereby and thereby, and to perform its obligations hereunder and thereunder; and such actions have been duly authorized by all necessary corporate action, and are not in conflict with any applicable law or regulation, or any order, judgment or decree of any court or other governmental agency or instrumentality or its articles of incorporation or bylaws, or with any provisions of any indenture, contract or agreement to which it is a party or by which it or any of its property may be bound.

         4.3 Validity of Agreements. Its Operative Documents have been duly authorized, executed and delivered and constitute its legal, valid and binding agreements, enforceable against the Borrower in accordance with their respective terms (except to the extent that enforcement thereof may be limited by any applicable bankruptcy, reorganization, moratorium or similar laws now or hereafter in effect, or by principles of equity).

         4.4 Litigation. It is not a party to any pending lawsuit or proceeding before or by any court or governmental body or agency, which is likely to have a materially adverse effect on the Borrower's ability to perform its obligations under its Operative Documents; nor is the Borrower aware of any threatened lawsuit or proceeding, to which it may become a party or of any investigation of any Court or governmental body or agency into its affairs, which if instituted would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

         4.5 Governmental Approvals. The execution, delivery and performance by the Borrower of the Operative Documents or the Purchase Agreement do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or other governmental authority or agency other than as contemplated herein and therein.


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         4.6 Defaults Under Other  Documents.  The Borrower is not in default or in violation (nor has any event occurred which, with notice or lapse of time or both, would constitute a default or violation) under any document or any agreement or instrument to which it may be a party or under which it or any of its properties may be bound and the result of which would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

         4.7 Judgments. There are no outstanding or unpaid judgments (which are not adequately bonded) of the Borrower which would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

         4.8 Compliance with Laws. It is not in violation of any laws, regulations or judicial or governmental decrees in any respect which could have any material adverse effect upon the validity or enforceability of any of the terms of its Operative Documents or which could have a material adverse effect upon its ability to perform its obligations under its Operative Documents.

         4.9 Taxes. All its tax returns for material taxes required to be filed have been filed or extensions permitted by law have been obtained; all taxes of a material nature and which are due and payable as reflected on such returns have been paid, other than taxes which are due but for which only a nominal late payment penalty is payable and for which the taxing authority is not yet entitled to enforce its remedies for payment thereof and other than taxes being contested in good faith and with respect to which adequate reserves have been established; and no material amounts of taxes not reflected on such returns are payable.

         4.10 Collateral. The Borrower has good and marketable title to the Collateral and the Collateral is free from all liens, encumbrances or security interests, except as disclosed on Schedule A attached hereto. The Borrower's principal place of business, chief executive office, and the place where it keeps its records concerning the Collateral is Suite 200, 9110 West Dodge Road, Omaha, Nebraska 68114.

         4.11 Pension Benefits. The Borrower does not maintain a "Plan" as defined in Section 3 of the Employees Retirement Income Security Act of 1974 ("ERISA") or is in compliance with the minimum funding requirements with respect to any such "Plan" maintained by the Borrower and the Borrower has not incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or otherwise under ERISA in connection with any such Plan.


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

         4.12 Margin Regulations. No part of the proceeds of any advance hereunder shall be used to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or any "margin security" (within the meaning of Regulation G of said Board of Governors), or to extend credit to others for the purpose of purchasing or carrying any such margin stock or margin security. No part of the proceeds of any advance hereunder shall be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors.

         4.13 Financial Condition. The financial condition of the Borrower is truly and accurately set forth in the most recent financial statement which has been provided to the Lenders and no material adverse change has occurred which would make such financial statement inaccurate or misleading.


                                  V. COVENANTS

         The Borrower hereby covenants that:

         5.1  Financial Reports.

                  (a) Within forty-five (45) days after the end of each month, the Borrower, at its sole expense, shall furnish the Lenders a balance sheet and statement of earnings of the Borrower, prepared in accordance with generally accepted accounting principles consistently applied and certified as completed and correct, subject to normal changes resulting from year-end audit adjustments, by the chief financial officer of the Borrower.

                  (b) Within ninety (90) days after the close of the Borrower's fiscal year, the Borrower, at its sole expense, shall furnish the
         Lenders: (i) a balance sheet and statement of earnings of the Borrower, certified by Deloitte & Touche, or other independent certified public accountants acceptable to the Lenders, that such financial reports fairly present the financial condition of the Borrower and have been prepared in accordance with generally accepted accounting principles consistently applied; and (ii) a certificate from such accountants certifying that in making the requisite audit for certification of the Borrower's financial statements, the auditors either (1) have obtained no knowledge, and are not otherwise aware of, any condition or event which constitutes an Event of Default or which with the passage of time or the giving of notice would constitute an Event of Default under Sections 5.3, 5.4, 5.7, 5.9(b), 5.9(d) or 5.11; or (2) have discovered such condition or event, as
         specifically set forth in such certificate, which constitutes an Event of Default or which with the passage of time or the giving of notice would constitute an Event of Default under such Sections. The auditors shall not be liable to the Lenders by reason of the auditors' failure to obtain knowledge of such event or condition in the ordinary course of their audit unless such failure is the result of negligence or willful misconduct in the performance of the audit.

                  (c) Within 30 days after submission to the Securities and Exchange Commission, the Borrower shall provide to the Lenders copies of its Forms 10K and 10Q, as submitted to the Securities and Exchange Commission during the term of this Agreement.

                  (d) Within twenty (20) days after the end of each quarter, the
         Borrower, at its expense, shall furnish the Lenders a certificate of the chief financial officer of the Borrower in the form of Exhibit B, setting forth such information (including detailed calculations) sufficient to verify the conclusions of such officer after due inquiry and review, that:

                           (i) The Borrower,  either (y) is in  compliance  with
                  the requirements set forth in this Agreement or (z) is NOT in compliance with the foregoing for reasons specifically set forth therein; and

                           (ii) The chief financial  officer of the Borrower has
                  reviewed or caused to be reviewed all of the terms of the Operative Documents of the Borrower and that such review either (1) has NOT disclosed the existence of any condition or event which constitutes an event of default or any condition or event which with the passage of time or the giving of notice would constitute an event of default under the Operative Documents or (2) has disclosed the existence of a condition or event which constitutes an event of default, or a condition or event which with the passage of time or the giving of notice would constitute an event of default, under the aforesaid instrument or instruments and the specific condition or event is specifically set forth.

                  (e) The Borrower shall provide the Lenders with such other financial reports and statements as the Lenders may reasonably request.

         5.2 Corporate Structure and Assets. The Borrower shall not merge or consolidate with any other corporation or entity unless the Borrower shall be the surviving entity, nor sell any assets except items that are obsolete or no


                                       13

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
longer necessary for operation of the business, other than in the ordinary course of business without the prior written consent of the Lenders. The Lenders shall be entitled to receive as a prepayment on the Notes the proceeds of any sale of assets of the Borrower which are prohibited by the preceding sentence. Notwithstanding the foregoing prepayment requirements, any such prohibited sale shall remain a violation of this Agreement. In addition, the Borrower shall not engage in any business materially different from that in which it is presently engaged without the prior written consent of the Lenders, which consent shall not be unreasonably withheld. The foregoing restrictions on mergers and consolidations shall not apply if: (i) in the case of a merger, the Borrower is the surviving entity and expressly reaffirms its obligations hereunder; (ii) in the case of a consolidation, the resulting corporation expressly assumes the obligations of the Borrower hereunder; (iii) the surviving or resulting corporation is organized under the laws of the United States or a jurisdiction thereof; (iv) after giving effect to such merger or consolidation, the surviving or resulting corporation will be engaged in substantially the same lines of business as are now engaged in by the Borrower; and (v) immediately after giving effect to such merger or consolidation, no Event of Default will exist hereunder.

         5.3 Net Worth. The Borrower shall maintain a minimum Net Worth during the term of this Agreement of at least $23,500,000; provided, however, solely for purposes of determining compliance with the provisions of this Section 5.3, "Net Worth" shall not include any subordinated debt.

         5.4  Indebtedness.

                  (a) The Borrower shall not at any time permit the sum of the Total Indebtedness to the Lenders to exceed forty-eight times Operating Cash Flow.

                  (b)  The   Borrower   shall  not  at  any  time  permit  Total
         Indebtedness to exceed 350% of Net Worth.

                  (c) On the day the Borrower becomes liable with respect to any debt and immediately after giving effect thereto and to the concurrent retirement of any other debt, the sum of Total Indebtedness, plus the amount of any outstanding subordinated debt, plus the Borrower's contingent obligations under any guaranty of the debt of any other person or entity (other than unsecured debt of a subsidiary incurred in the ordinary course of business for other than borrowed money or to finance the purchase price of any property or business) shall not exceed an amount equal to sixty times Operating Cash Flow at such date.


                                       14

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
         5.5 Use of Proceeds. The Borrower shall not use the proceeds of the advances hereunder to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or any "margin security" (within the meaning of Regulation G of said Board of Governors), or to extend credit to others for the purpose of purchasing or carrying any such margin stock or margin security. No part of such proceeds shall be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors. This section shall not preclude the Borrower from repurchasing any of its own issued and outstanding common stock; provided, however, that such repurchase does not result in the occurrence of any other Event of Default hereunder.

         5.6 Notice of Default. The Borrower shall give to the Lenders prompt written notification of the existence or occurrence of:

                  (a) any fact or event which results, or which with notice or the passage of time, or both, would result in an Event of Default hereunder;

                  (b) any proceedings instituted by or against the Borrower in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or any such proceedings threatened against the Borrower by any governmental agency, which is likely to have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents;

                  (c) any default or event of default involving the payment of money under any agreement or instrument which is material to the Borrower to which the Borrower is a party or by which it or any of its property may be bound, and which default or event of default would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents; and

                  (d)  the  Borrower   shall  give   immediate   notice  of  the
         commencement of any proceeding under the Federal Bankruptcy Code by or against the Borrower.

         5.7  Distributions.

                  (a) The Borrower shall not declare any dividends or make any cash distribution in respect of any shares of its capital stock or warrants of its capital stock, without the prior written consent of the Lenders; provided, however, that the Borrower may declare stock dividends; provided, further, that the Borrower need not obtain the Lenders' consent with respect to dividends in any one year which are, in aggregate, less than 25% of the Borrower's net operating profit after taxes in the previous four quarters, as reported to the Lenders pursuant to Section 5.1.

                  (b) The Borrower shall not purchase, redeem, or otherwise retire any shares of its capital stock or warrants of its capital stock if, immediately after the making of such purchase or redemption, the Borrower will be in default of any other covenant or provision of this Agreement (including, without limitation, the covenants and provisions pertaining to minimum net worth and limitations on indebtedness).

         5.8 Compliance with Law and  Regulations.  The Borrower shall comply in
all  material   respects  with  all  applicable   federal  and  state  laws  and
regulations.

         5.9 Maintenance of Property; Accounting; Corporate Form; Taxes; Insurance.

                  (a) The Borrower shall maintain its property in good condition in all material respects, ordinary wear and tear excepted, and make all renewals, replacements, additions, betterments and improvements thereto necessary for the efficient operation of its business.

                  (b) The Borrower shall keep true books of record and accounts in which full and correct entries shall be made of all its business transactions, all in accordance with generally accepted accounting principles consistently applied.

                  (c) The Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate form of existence as is necessary for the continuation of its business in substantially the same form.

                  (d) The Borrower shall pay all taxes, assessments and governmental charges or levies imposed upon it or its property; provided, however, that the Borrower shall not be required to pay any of the foregoing taxes which are being diligently contested in good faith by appropriate legal proceedings and with respect to which adequate reserves have been established.

                  (e) The Borrower shall maintain liability insurance and casualty insurance upon the Collateral (excluding equipment or inventory provided to subscribers in the ordinary course of business) and other tangible assets. The Borrower shall name the Lenders as the loss payee on all such casualty insurance, and as an additional insured on all such liability insurance and shall provide the Lenders with evidence of such insurance upon request.

         5.10 Inspection of Properties and Books. The Borrower shall recognize and honor the right of the Lenders, upon request to an officer of the Borrower, to visit and inspect any of the properties of, to examine the books, accounts, and other records of, and to take extracts therefrom and to discuss the affairs, finances, loans and accounts of, and to be advised as to the same by the officers of, the Borrower at all such times, in such detail and through such agents and representatives as the Lenders may reasonably desire.

         5.11 Guaranties.cThe Borrower shall not guaranty or become responsible for the indebtedness of any other person or entity.

         5.12 Collateral. The Borrower shall not incur or permit to exist any mortgage, pledge, lien, security interest or other encumbrance on the Collateral, except as permitted in the Security Agreement. Subject to Section 5.4(b), the foregoing shall not be construed to prohibit the Borrower from acquiring leased equipment in the ordinary course of business. Without limiting the generality of the foregoing, the Borrower covenants and agrees that it shall on request enforce for the benefit of the Banks, but at the sole expense of the Borrower, any and all rights and remedies (including, without limitation, rights to indemnity), that it may have with respect to the existence of any liens, security interests or other encumbrances that may exist on the property of the Borrower acquired from Broadcast Partners under the Purchase Agreement. Notwithstanding anything else to the contrary herein or in the Operative Documents, Broadcast Partners shall have no right to share in the proceeds of any such recovery which constitutes the proceeds of any indemnity claim by the Borrower under the Purchase Agreement.

         5.13 Name; Location. The Borrower shall give the Lenders ninety (90) days notice prior to changing its name, identity or corporate structure, moving its principal place of business, chief executive office or place where it keeps its records concerning the Collateral.

         5.14 Notice of Change in Ownership or Management. During the term of this Agreement, the Borrower shall give the Lenders notice of the occurrence of any of the following described events, which notice shall be given as soon as the Borrower obtains notice or knowledge thereof:

                  (a) any change, directly or indirectly, in the existing controlling interest in the Borrower; or

                  (b) any material adverse change in its management personnel. A material adverse change in the Borrower's management personnel shall be deemed to have occurred if any one of the following has occurred with respect to three individuals who are both officers and members of the Board of Directors of the Borrower: (i) the resignation, retirement, or voluntary or involuntary termination of employment and/or status of such person as an officer and director of the Borrower; (ii) any announcement, notice of intent, resolution or similar advance notice with respect to the matters referenced in the foregoing clause; or
         (iii) the death, disability or legal incompetence of such person.

         5.15. Interest Coverage. The ratio of Operating Cash Flow to interest expense (as determined in accordance with generally accepted accounting principles but excluding amortization of deferred offering costs and any fees related to the Trigger Event in Section 2.2 of this Agreement) at the end of each quarter during the term of this Agreement, as shown on the Quarterly Compliance Report, shall not be less than 2.25 to 1.0.

         5.16 Subordinated Debt. The Borrower shall not incur any subordinated debt or issue any preferred stock or warrants for preferred stock except upon the prior written consent of the Lenders. The Borrower shall not make any voluntary or optional prepayment on any subordinated debt without the prior written consent of the Lenders. Similarly, the Borrower shall not amend its articles of incorporation or any other documents or agreements relating to the issuance of subordinated debt, preferred stock or warrants for preferred stock without the prior written consent of the Lenders. The indebtedness to Broadcast Partners under the Notes shall not be considered subordinated debt.


                            VI. CONDITIONS PRECEDENT

         6.1      Closing Conditions.    Any and  all obligations of the Lenders
hereunder are subject to satisfaction of the following conditions precedent:

                  (a) FNB-O, as agent, shall have received an opinion of counsel to the Borrower covering such matters as the Lenders may request (including, without limitation, corporate existence and good standing, corporate authority, due authorization, execution and delivery of the Operative Documents, the legal, valid, binding and enforceable nature of the Operative Documents, the perfection and priority of the security interest in the Collateral granted to the Lenders, and the Borrower's compliance with applicable state and federal laws in connection with the equity offering specified in Section 6.1(f) below), such opinion to be satisfactory in form and substance to counsel to FNB-O. To the extent that FNB-O agrees to accept a post closing opinion from the Borrowers' counsel as to security interest issues, the same shall be delivered no later than ten days after completion of the necessary UCC searches, which shall be ordered promptly after recording any UCC terminations received by the Borrower upon closing of the Purchase Agreement and in any event, such opinion shall be delivered no later than 30 days after closing;

                  (b) FNB-O, as agent, shall have received such certificates and documents as the Lenders may reasonably request from the Borrower, including articles of incorporation and bylaws, certificates regarding good standing, incumbency, copies of other corporate documents, and appropriate authorizing resolutions;

                  (c) the Operative Documents shall have been duly authorized and executed and shall be in full force and effect, and such UCC financing statements shall have been executed and filed in such offices as may be appropriate to perfect the security interest of FNB-O, as agent for the Lenders, in the Collateral, it being understood, however, that certain UCC amendments and terminations will be filed after closing as directed by FNB-O;

                  (d) FNB-O, as agent, shall have received copies of the Purchase Agreement, satisfactory in form and substance to FNB-O;

                  (e) the closing of the Purchase Agreement shall occur prior to or simultaneously with the closing of this Agreement; and

                  (f) the Borrower shall have completed an offering of its common stock and received proceeds therefrom in the approximate amount of $15,010,000, satisfactory in form and substance to the Banks.


                           VII. DEFAULTS AND REMEDIES

         7.1 Events of Default. Any of the following shall be deemed an event of default under this Agreement (an "Event of Default"):

                  (a) Any payment of principal required by any of the Operative Documents shall not be paid when due.

                  (b) Any payment of interest or other fees due hereunder or under any of the Operative Documents shall not be paid within 15 calendar days after the date on which such payment was invoiced or due.

                  (c) Any representation or warranty of the Borrower under any of the Operative Documents, or any financial reports or statements or certificates submitted pursuant to this Agreement, shall prove to have been false in any material respect when made.

                  (d) A failure of the Borrower to comply with any requirement or restriction contained in Sections 5.1, 5.2, 5.3, 5.4, 5.7, 5.11, 5.12, 5.13, 5.14, 5.15 or 5.16 of this Agreement.

                  (e) A failure of the Borrower to comply with any requirement or restriction contained in any provision of the Operative Documents not otherwise specified in this Article VII, which failure remains unremedied for ten days following receipt of notice from the Lenders.

                  (f) The occurrence of a default or a breach of any of the Borrower's obligations under any note, loan agreement, preferred stock, subordinated debt instrument or agreement, or any other agreement evidencing an obligation to repay borrowed money.

                  (g) The entry of a final judgment against the Borrower for the payment of money, which is not covered by insurance, and the expiration of 30 days from the date of such entry during which the judgment is not discharged in full or stayed.

                  (h)  The occurrence of any one or more of the following:

                           (1) The Borrower  shall file a voluntary  petition in
                  bankruptcy or an order for relief shall be entered in a bankruptcy case as to such entity or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Borrower or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts or shall generally not pay its debts as they become due; or

                           (2) A court of competent  jurisdiction shall enter an
                  order, judgment or decree approving a petition filed against the Borrower seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of the Borrower or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of the Borrower and such appointments shall remain unvacated and unstayed for an aggregate of thirty
                  (30) days (whether or not consecutive); or

                           (3) A writ of execution or  attachment or any similar
                  process shall be issued or levied against all or any part of or interest in the Collateral, or any judgment involving monetary damages shall be entered against the Borrower which shall become a lien on the Collateral or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy.

                  (i) Any event of default shall occur under any Operative Document.

                  (j) A change shall occur after November 8, 1993, directly or indirectly, in the ownership or control of the Borrower; provided, however, that changes in the ownership or control of, or new issuances of, voting common stock which do not exceed, cumulatively, 50% of the total issued and outstanding shares of the Borrower as of September 30, 1993 shall not be deemed an Event of Default under this Section 7.1(j); provided further, that acquisitions of additional shares by members of the existing executive management group of the Borrower shall not be counted as changes in the ownership or control of the Borrower under this Section 7.1(j). For purposes of computing the total issued and outstanding shares as of September 30, 1993, warrants and options for such shares shall be included.

                  (k) An Event of Default shall occur under any Related Loan Agreement and the expiration of any applicable cure period thereunder.

                  (l) The Borrower shall be obligated to prepay all or any portion of its subordinated debt as a result of a Change of Control.

                  (m) The Borrower pays, or is determined to be obligated to pay, any indemnity to Broadcast Partners under the Purchase Agreement in excess of $1,000,000 in the aggregate.

         7.2 Remedies. If an Event of Default occurs and is continuing, upon the election of the Lenders holding two-thirds of the then outstanding aggregate Total Indebtedness of the Borrower to the Lenders (including under the Notes, the Related Bank Debt and any similar indebtedness but excluding amounts due under the Purchase Agreement), the entire unpaid principal amount under the Notes and all Related Bank Debt, together with interest accrued thereon, shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Lenders may exercise their rights under the other Operative Documents and the Related Loan Agreements (and the operative documents with respect thereto), including, without limitation, under the Security Agreement. For purposes of this Article VII, the term Lenders includes First Bank, Boatmen's and AgAmerica. In addition, the Lenders shall have such other remedies as are available at law and in equity. Remedies under this Agreement, the Operative Documents, the Related Loan Agreements (and the operative documents with respect thereto) are cumulative. Any waiver must be in writing by the Lenders and no waiver shall constitute a waiver as to any other occurrence which constitutes an Event of Default or as to any party not specifically included in such written waiver.


                     ARTICLE VIII. INTER-CREDITOR AGREEMENTS

         8.1 FNB-O as Servicer. FNB-O will act as sole servicer of the loans evidenced by the Notes issued hereunder and the Related Bank Debt. For purposes of this Article VIII, the term Lenders includes First Bank, Boatmen's and AgAmerica and the term Event of Default means any Event of Default hereunder or under any Related Bank Debt. FNB-O will enforce, administer and otherwise deal with the loans made by the Lenders in accordance with safe and prudent banking standards employed by FNB-O in the case of the loan made by FNB-O. Without limiting the generality of the foregoing, FNB-O will, on its own behalf and on behalf of the Lenders: (i) maintain originals of the Operative Documents and the operative documents in connection with the Related Loan Agreements; (ii) receive requests for advances from the Borrower under the Related Loan Agreements and make such advances on behalf of the revolving lenders in such agreements (provided that FNB-O is assured of reimbursement therefor by the other revolving lenders for their pro rata shares); (iii) receive payments and prepayments from the Borrower and apply such payments as provided in Section 8.2; (iv) receive notices from the Borrower and send copies thereof to the Lenders if FNB-O has reasonable cause to believe that such Lenders have not received such notice from another source; and
(v) advise the Lenders of the occurrence of any material Event of Default which FNB-O obtains actual knowledge of. The Lenders agree not to attempt to take any action against the Borrower under the Operative Documents, Related Bank Debt or with respect to the indebtedness evidenced thereby without FNB-O's consent unless holders of two-thirds of the then outstanding aggregate Total Indebtedness of the Borrower to the Lenders (including under the Notes, the Related Bank Debt and any similar indebtedness but excluding amounts due under the Purchase Agreement) shall have requested FNB-O to take specific action against the Borrower and FNB-O shall have failed to do so within a reasonable period after receipt of such request. All actions, consents, waivers and approvals by the Lenders shall be deemed taken or given and amendments hereto deemed agreed to if the holders of more than two-thirds of the outstanding aggregate Total Indebtedness of the Borrower to the Lenders shall have indicated their consent thereto. Notwithstanding the foregoing, any reduction or compromise of the principal loan amount of the Notes or any Related Bank Debt or the amount or rate of interest accrued or accruing thereon or extension of the date of any scheduled payment shall require the unanimous approval of the Lenders.

         8.2 Application of Payments. Until the earlier of the occurrence of an Event of Default or any Lender's giving of notice to the others that it deems itself insecure, payments or prepayments made by the Borrower may be applied to the indebtedness designated by the Borrower or otherwise applied as follows:

                  (a) first, to pay interest to date on the revolving credit due under the 1995 Restated Loan Agreement between the Borrower and certain of the Banks;

                  (b) second, to make payments due but unpaid under any of the Notes and Related Bank Debt; and

                  (c) third, pro rata to the Lenders, such pro rata share to be determined as set forth below in subsection (bb) of this Section 8.2.

After the occurrence of an Event of Default or any Lender's giving of notice that it deems itself insecure, payments or prepayments on the Notes and Related Bank Debt received by FNB-O or any of the Lenders and funds realized upon the disposition of any of the Collateral shall be applied as follows:

                  (aa) first, to reimburse FNB-O for any costs, expenses, and disbursements (including attorneys' fees) which may be incurred or made by FNB-0: (i) in connection with its servicing obligations; (ii) in the process of collecting such payments or funds; or (iii) as advances made by FNB-O to protect the Collateral (provided, however, that FNB-O shall have no obligation to make such protective advances); and

                  (bb) second, pari passu among the Lenders, based on their respective pro rata shares of the funds to be applied. Each Lender's pro rata share shall be equal to a fraction, (x) the numerator of which shall be total principal loan amount then outstanding which is owing to each such Lender under its Notes and under its share, if any, of the Related Bank Debt, and (y) the denominator of which shall be the total principal loan amount then outstanding which is owing to the Lenders under all Notes and Related Bank Debt.

Prepayments made pursuant to Section 2.6A and payments under the Purchase Agreement shall not be subject to this Section 8.2, it being understood, however, that prepayments under Section 2.6A shall not be permitted after the occurrence of an Event of Default without the prior written consent of the Banks. Except as specifically provided in this Section 8.2, FNB-O shall have no obligation to repay or prepay any amount due from the Borrower to any of the other Lenders nor shall FNB-O have any obligation to purchase all or a part of any Note hereunder or any Note evidencing any Related Bank Debt or any advance made by any Lenders, nor shall the Lenders have any recourse whatsoever against FNB-O with respect to any failure of the Borrower to repay the indebtedness referenced herein.

         8.3 Liability of FNB-O. FNB-O shall not be liable to the Lenders for any error of judgment or for any action taken or omitted to be taken by it hereunder, except for gross negligence or willful misconduct. Without limiting the generality of the foregoing, FNB-O, except as expressly set forth herein,
(a) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no representation or warranty with respect to, and shall not be responsible for, the accuracy, completeness, execution, legality, validity, legal effect or enforceability of this 1996 Term Credit Agreement, the Notes, the Related Loan Agreements or the Related Bank Debt or the other Operative Documents or the operative documents under any Related Bank Debt or the value or sufficiency of any Collateral given by the Borrower or the priority of the Lenders' security interest therein or the financial condition of the Borrower; and (c) shall not be responsible for the performance or observance of any of the terms, covenants or conditions of the Operative Documents or the operative documents under any Related Bank Debt on the part of the Borrower and shall not have any duty to inspect the property (including, without limitation, the books and records) of the Borrower.

         8.4 Transfers. No Lender shall subdivide, transfer or grant a participation in its respective Notes or notes evidencing any Related Bank Debt, or in any advance hereunder or under any Related Bank Debt, without the prior written consent of FNB-O which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Broadcast Partners shall be permitted to subdivide, transfer or grant a participation in its respective Notes to any of:
Pioneer Hi-Bred International, Inc., Farmland Industries, Inc., Illinois Agricultural Service Company, or the majority-owned or controlled subsidiaries or affiliates of any of them.

         8.5 Reliance. The Lenders acknowledge that they have been advised that none of the Notes, the notes evidencing any Related Bank Debt nor any interest therein or related thereto has been (i) registered under the Securities Act of 1933, as amended, nor (ii) insured by the Federal Deposit Insurance Corporation. The Lenders acknowledge that they have received from the Borrower all financial information and other data relevant to their decision to extend credit to the Borrower and that they have independently approved the credit quality of the Borrower.

         8.6 Relationship of Lenders. The Lenders intend for the relationships created by this Agreement to be construed as concurrent direct loans from each Lender respectively to the Borrower. Nothing herein shall be construed as a loan from any Lender to FNB-O or as creating a partnership or joint venture relationship among them.

         8.7 New Lenders. In the event that new Lenders are added to this Agreement or to the Related Loan Agreements, such Lenders shall be required to agree to the inter-creditor provisions of this Article VIII.

         8.8 Broadcast Partners. Broadcast Partners is added to this Agreement and: (i) except as otherwise expressly provided in this Agreement or the 1996 Restated Security Agreement, shall have the same rights as Lender hereunder and under the 1996 Restated Security Agreement as the other Lenders; and (ii) the Financing Statements filed in Nebraska and Iowa naming FNB-O as secured party and the Borrower as debtor shall be in favor of FNB-O as agent for itself and the other Lenders, including Broadcast Partners.

                            ARTICLE IX. MISCELLANEOUS

         9.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be effectively amended, changed, modified or altered, except in writing executed by all parties. Notwithstanding the foregoing, it is understood that the purchase and sale transaction between the Borrower and Broadcast Partners is governed by the Purchase Agreement.

         9.2 Governing Law. The Operative Documents shall be governed by and construed pursuant to the laws of the State of Nebraska.

         9.3 Notices. Until changed by written notice from one party hereto to the other, all communications under the Operative Documents shall be in writing and shall be hand delivered or mailed by registered mail to the parties as follows:

                  If to the Borrower:

                           DATA TRANSMISSION NETWORK CORPORATION
                           Suite 200
                           9110 West Dodge Road
                           Omaha, Nebraska 68114
                           Attention:  Chief Financial Officer

                  If to the Lenders:

                           FIRST NATIONAL BANK OF OMAHA
                           One First National Center
                           Omaha, Nebraska  68102
                           Attention:  Mr. James P. Bonham

Notices shall be deemed given when mailed, except that any notice by the Borrower under Section 2.6 shall not be deemed given until received by FNB-O.

         9.4 Headings. The captions and headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

         9.5   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts and such counterparts together shall constitute one and the same instrument.

         9.6 Survival; Successors and Assigns. The covenants, agreements, representations and warranties made herein, and in the certificates delivered pursuant hereto, shall survive the execution and delivery to the Lenders of this Agreement and shall continue in full force and effect so long as any Note or any obligation to the Lenders under any of the Operative Documents is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall bind the successors and assigns of the Borrower and shall inure to the benefit of the successors and assigns of the Lenders.

         9.7  Severability.   If  any  provision  of  this  Agreement  shall  be
prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.8 Assignment. The Borrower may not assign its rights or obligations hereunder and any assignment in contravention of the terms hereof shall be void.

         9.9 Amendments. Any amendment, modification or supplement to this Agreement must be in writing and must be signed by the parties hereto.

         IN WITNESS WHEREOF, the Borrower and the Lenders have caused this 1996 Term Credit Agreement to be executed by their duly authorized corporate officers as of the day and year first above written.

                                          DATA TRANSMISSION NETWORK CORPORATION



                                          By
                                          Title:

                                          FIRST NATIONAL BANK OF OMAHA


                                          By
                                          Title:






NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                          INITIALED:


                                          Borrower

4866E

                                          BROADCAST PARTNERS


                                          By
                                          Title:






NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                          INITIALED:


                                          Borrower

4866E

                                          FIRST NATIONAL BANK, WAHOO, NEBRASKA



                                          By
                                          Title:








NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                          INITIALED:


                                          Borrower

4866E

                                          NBD BANK


                                          By
                                          Title:










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                          INITIALED:


                                          Borrower

4866E

                                          NORWEST BANK NEBRASKA, N.A.


                                          By
                                          Title:












NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                          INITIALED:


                                          Borrower

4866E

                                          FARM CREDIT SERVICES OF THE MIDLANDS,
                                          PCA



                                          By
                                          Title:










NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                          INITIALED:


                                          Borrower

4866E

                                    EXHIBIT A

                          TO 1996 TERM CREDIT AGREEMENT
                                     BETWEEN
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                                    NBD BANK,
                          NORWEST BANK NEBRASKA, N.A.,
                   FARM CREDIT SERVICES OF THE MIDLANDS, PCA,
                             BROADCAST PARTNERS AND
                      DATA TRANSMISSION NETWORK CORPORATION




                                  FORM OF NOTES

                        SECURED BUSINESS PROMISSORY NOTE


Omaha, Nebraska                                                $
May 3, 1996                                                    December 31, 2002
(Note Date)                                                    (Maturity Date)


         DATA TRANSMISSION NETWORK CORPORATION ("Maker") promises to pay to the order of ("Lender") at the offices of First National Bank of Omaha in Omaha, Nebraska, the principal sum of . Interest on the unpaid principal balance shall be due on the last day of each month, beginning May 31, 1996. The principal sum shall become due and payable in seventy-two equal monthly installments, with the first such installment due on January 31, 1997, or if such day is not a Business Day, on the next succeeding Business Day, and subsequent installments due on the last day of each consecutive month thereafter, or, if such day is not a Business Day, on the next succeeding Business Day. In any event, the total amount of all unpaid principal and accrued interest hereunder shall be due and payable no later than December 31, 2002. All capitalized terms not defined herein shall have the meanings set forth in that certain 1996 Term Credit Agreement dated as of May 3, 1996 among Maker, Lender and others (the "Agreement".)

         Interest shall accrue on the principal outstanding through June 30, 1999, from time to time at the rate of % per annum; thereafter the interest rate for the balance of the term shall be set on June 30, 1999, at two percent (2.00%) above the yield on constant maturity Treasury Bonds with maturities of three years, as quoted for the immediately preceding Business Day in the applicable Release. Notwithstanding the foregoing, after an Event of Default has occurred interest shall accrue on the entire outstanding balance of principal and interest at a fluctuating rate equal to the Revolving Credit Rate, plus 4.00%. Interest shall be calculated on the basis of the actual number of days outstanding and a 360-day year. Interest shall continue to accrue on the full unpaid balance hereunder notwithstanding any permitted or unpermitted failure of the Borrower to make a scheduled payment or the fact that a scheduled payment day falls on a day other than a Business Day. If, any time during a Restricted Quarter (including, without limitation, during any period in such quarter prior to delivery of the Quarterly Compliance Certificate), the interest rate accruing on this Note is less than seven and one-half percent (7.50%), a "Trigger Event" shall be deemed to have occurred. Upon the occurrence of a Trigger Event, the Maker shall be obligated to pay the following fees: (i) three-eighths of one percent (.375%) of the outstanding principal balance of the Note as of the date preceding the Trigger Event, which amount shall be payable promptly upon invoicing; (ii) the same amount as computed in clause (i), payable on the six-month anniversary of the Trigger Event; and (iii) the same amount as computed in clause (i), payable on the twelve-month anniversary of the Trigger Event.

         Maker may prepay in full without penalty the unpaid balance hereunder, provided that the Borrower contemporaneously prepays in full all other Notes (as such term is defined in the Agreement), but only if such prepayment occurs on June 30, 1999 and the Borrower has given

Lender at least 30 days prior written notice of its intention to make such prepayment. In the event of any other prepayment (regardless of whether such prepayment occurs before or after June 30, 1999), the Borrower shall pay to Lender, at Lender's option, either: (1) the Make-Whole Premium (as such term is defined in the Agreement) due in respect of such prepayment; or (2) a prepayment fee equal to one and one-half percent (1.50%) of the amount of such prepayment.

         Payment of this Note and the performance of Maker's obligations under the Agreement ("Obligations") are secured by a security interest granted to First National Bank of Omaha, as agent for the Lenders and others ("Agent"), under a 1996 Restated Security Agreement dated as of May 3, 1996 (the "Restated Security Agreement") in:

         All of Debtor's accounts, accounts receivable, chattel paper, documents, instruments, goods, inventory, equipment, general intangibles, contract rights, all rights of Debtor in deposits and advance payments made to Debtor by its customers and subscribers, accounts due from advertisers and all ownership, proprietary, copyright, trade secret and other intellectual property rights in and to computer software (and specifically including, without limitation, all such rights in DTN transmission computer software used in the provision of the Basic DTN Subscription Service and Farm Dayta Service to Debtor's subscribers) and all documentation, source code, information and works of authorship pertaining thereto, all now owned or hereafter acquired and all proceeds and products thereof; and such additional collateral as is more specifically described in the Restated Security Agreement.

         Maker's liability under its Obligations shall not be affected by any of the following:

                  Acceptance or retention by Lender or Agent of other property or interests as security for the Obligations, or for the liability of any person other than a Maker with respect to the Obligations;

                  The release of all or any of the Collateral or other security for any of the Obligations to any Maker;

                  Any release, extension, renewal, modification or compromise of any of the Obligations or the liability of any obligor thereon; or

                  Failure by Lender or Agent to resort to other security or any person liable for any of the Obligations before resorting to the Collateral.

         Neither Lender nor Agent is required to take any action whatsoever in respect of the Collateral. Impairment or destruction of the Collateral shall not release Maker of its liability hereunder.

         Maker represents, warrants and covenants as follows:

                  Maker is authorized to grant to Agent a security interest in the Collateral;

                  This Note, the Agreement and the Security Agreement have been duly authorized, executed and delivered by the Maker and constitute legal, valid and binding obligations of Maker;

                  This Note evidences a loan to acquire substantially all of the assets of Broadcast Partners, a general partnership, with its principal place of business at 11274 Aurora Avenue, Des Moines, Iowa 50322; and

                  Maker agrees to pay all costs of collection in connection with
         this  Note,  the  Agreement  and  the  Security  Agreement,   including
         reasonable attorneys' fees and legal expenses.

         Upon the failure of Maker to make any payment of principal or interest when due hereunder or the occurrence of any Event of Default, all of the Obligations shall, at the option of Agent and without notice or demand, mature and become immediately due and payable; and Agent shall have all rights and remedies for default provided by the Uniform Commercial Code, any other applicable law and/or the Obligations.

         All costs and expenses incurred by Lender or Agent in enforcing its rights under this Note or any mortgage, endorsement, surety agreement, guaranty relating thereto are the obligation of Maker and are immediately due and payable. Interest shall accrue on such costs and expenses from the date of incurrence at the rate specified herein for delinquent Note payments. Each Maker, endorser, surety and guarantor hereby waives presentment, protest, demand, notice of dishonor, and the defense of any statute of limitations.

         Without affecting the liability of any Maker, endorser, surety or guarantor, the holder or Agent may, without notice, renew or extend the time for payment, accept partial payments, release or impair any Collateral or other security for the payment of this Note or agree to sue any party liable on it.

         Neither Lender nor Agent shall be deemed to have waived any of its rights upon or under this Note, or under any mortgage, endorsement, surety agreement or guaranty, unless such waivers be in writing and signed by Lender or Agent, as the case may be. No delay or omission on the part of Lender or Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Lender or Agent on liabilities or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

         Maker, if more than one, shall be jointly and severally liable hereunder and all provisions hereof regarding the liabilities or security of Maker shall apply to any liability or any security of any or all of them. This Note shall be binding upon the heirs, executors, administrators, assigns or successors of Maker; shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Note, and if all transactions between Lender and Maker shall be at any time closed, shall be equally applicable to any new transactions thereafter, provided that Lender's interest in the Collateral shall be limited to the extent provided in the Security Agreement; shall benefit Lender, its successors and assigns; and shall so continue in force notwithstanding any change in any partnership party hereto, whether such change occurs through death, retirement or otherwise.

         All obligations of Maker hereunder shall be payable in immediately available funds in lawful money of the United States of America at the principal office of First National Bank of Omaha in Omaha, Nebraska or at such other address as may be designated by Bank in writing.

         This Note shall be construed according to the laws of the State of Nebraska.

         Unless the content otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

         Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Executed as of this 3rd day of May, 1996.

                                          DATA TRANSMISSION NETWORK CORPORATION



                                          By:
                                          Title:

4866E/34-38
                                       5

                                    EXHIBIT B

                          TO 1996 TERM CREDIT AGREEMENT
                                     BETWEEN
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                                    NBD BANK,
                          NORWEST BANK NEBRASKA, N.A.,
                   FARM CREDIT SERVICES OF THE MIDLANDS, PCA,
                             BROADCAST PARTNERS AND
                      DATA TRANSMISSION NETWORK CORPORATION






                              OFFICER'S CERTIFICATE

                             COMPLIANCE CERTIFICATE
                      DATA TRANSMISSION NETWORK CORPORATION


First National Bank of Omaha                 Date
Attn:  James Bonham
16th & Dodge Streets
Omaha, Nebraska 68102

I certify that Data Transmission Network Corporation is in compliance with the requirements set forth in the 1996 Term Credit Agreement (the "Agreement") dated as of May 3, 1996, between First National Bank of Omaha, First National Bank, Wahoo, Nebraska, NBD Bank, Norwest Bank Nebraska, N.A., Farm Credit Services of the Midlands, PCA in care of AgAmerica, FCB, Broadcast Partners and Data Transmission Network Corporation.

The following calculations are as of  (statement date) as required by section 5.1(d) of said

Agreement:

Evaluations:

Total Indebtedness/Net Worth =         /        =       %
(for the purposes of this document this calculation will be abbreviated by TI/NW).

Operating Cash Flow:      most recent month    previous month
                          ending               ending

    Net Income (loss)
    Interest Expense
    Depreciation
    Goodwill Amortization
    Deferred Income Taxes
    Non-Ordinary Non-Cash
       Charges (Credits)

    Total             a)                    b)

    Operating Cash Flow = OCF = (a+b)/2 =


Section 2.2

o Trigger Fee: If TI/NW exceeds 300%, then a one time fee is due, paid in three installments of 3/8% of the then outstanding principal balances, on any of Notes which have an interest rate less than 7.5%.


    Position:         A Trigger Event  has/has not  occurred.

Section 5.3

o    Net Worth:        A minimum Net  Worth  (exclusive of subordinated debt) of
                       $23,500,000 is required.

    Position:          Net Worth (exclusive of subordinated debt)= $           .
                                                                     -----------


Section 5.4

o    Indebtedness:     At no time will Total Indebtedness exceed 48 x OCF.

    Position:                 (48 x OCF)  -  Total Indebtedness  =
                                          -                      =

o    Indebtedness:     At no time will TI/NW exceed 350%.

    Position:                 TI/NW =           %

o   Total             At no time will Adjusted Total Indebtedness
    Indebtedness      exceed 60 x OCF
    plus
    subordinated
    debt plus
    guaranty
    contingencies
    (Adjusted
    Total
    Indebtedness or
    ATI):

    Position:                 Adjusted Total Indebtedness = $
                              (60 x OCF) - (ATI) = $

Section 5.15

o    Interest                 The  ratio  of  OCF  to  Interest  Expense ("IE")
    Coverage:                 at the end of each quarter will not be less than
                              2.25 to 1.0 (225%).

    Position:                 OCF    = $
                              IE     = $
                              OCF/IE =        %

Additional Representations:

    There have/have not been any sale(s) of assets which would require prepayment of the Notes under Section 5.2.

    There has/has not been:

           (i) a Change of Control or a material adverse change in management personnel as defined in Section 5.14 of the Agreement; or

          (ii) a default under Section 7.1(j) or 7.1(l) regarding a change in ownership or control of the Company.

         (iii)        an  indemnity claim  by  Broadcast Partners under Section
                      7.1(m).


Name of Borrower:             Data Transmission Network Corporation

Signature:

Title:


                                       3

                                   SCHEDULE A

                          TO 1996 TERM CREDIT AGREEMENT
                                     BETWEEN
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                                    NBD BANK,
                          NORWEST BANK NEBRASKA, N.A.,
                   FARM CREDIT SERVICES OF THE MIDLANDS, PCA,
                             BROADCAST PARTNERS AND
                      DATA TRANSMISSION NETWORK CORPORATION



                             PERMITTED ENCUMBRANCES

Secured Party                                              Financing Statements

Nebraska Secretary of State

First National Bank of Omaha                         12/28/87                  #401690
                                                     10/13/92                  #564918                   Amendment
                                                     11/13/92                  #568176                   Continued
                                                      5/  /96                                            Amendment

FirsTier, Lincoln                                     6/24/87                  #384782
First National Bank of Omaha                          2/03/88                  #405477                   Amendment
First National Bank, Wahoo                            5/28/92                  #553205                   Continued
NBD, Detroit                                         10/13/92                  #564919                   Amendment
                                                      2/05/93                  #576038                   Amendment
                                                     11/10/93                  #603168                   Amendment

FirsTier, Lincoln                                     2/10/88                  #406144
First National Bank of Omaha                         10/13/92                  #564917                   Amendment
First National Bank, Wahoo                            1/07/93                  #572981                   Continued
NBD, Detroit                                          2/05/93                  #576039                   Amendment
                                                     11/10/93                  #603169                   Amendment

First Bank of Minneapolis                            11/25/91                  #534665
 (Norstan)                                            8/24/92                  #561090                   Assignment


Douglas County Clerk, Nebraska

                                       1



FirsTier, Lincoln                                     2/11/88                  #000534
First National Bank of Omaha                         10/15/92                  #000534                   Amendment
First National Bank, Wahoo                            1/08/93                  #0000054                  Continued
NBD, Detroit                                          2/05/93                  #000253                   Amendment
                                                     11/17/93                  #54                       Amendment

                                       2




Iowa Secretary of State

FirsTier, Lincoln                                     2/10/88                  H842023
First National Bank of Omaha                         10/15/92                  K395184                   Amendment
First National Bank, Wahoo                            1/08/93                  K424887                   Continued
NBD, Detroit                                          2/08/93                  K434908                   Amendment
                                                     11/15/93                  K503145                   Amendment


Kansas Secretary of State

FirsTier, Lincoln                                     2/10/88                  #1286572
First National Bank of Omaha                         10/15/92                  #1842986                  Amendment
First National Bank, Wahoo                            1/08/93                  #1868482                  Continued
NBD, Detroit                                          2/11/93                  #1879069                  Amendment
                                                     11/12/93                  #1964342                  Amendment


Illinois Secretary of State

FirsTier, Lincoln                                     3/18/88                  #2402370
First National Bank of Omaha                         10/21/92                  #3043202                  Amendment
First National Bank, Wahoo                            2/11/93                  #3084199                  Amendment
NBD, Detroit                                          2/25/93                  #3089132                  Continued
                                                     12/09/93                  #3197498                  Amendment


Michigan Secretary of State

FirsTier, Lincoln                                     2/12/88                  #C034473
First National Bank of Omaha                         10/16/92                  #C646856                  Amendment
First National Bank, Wahoo                            1/08/93                  #C672590                  Continued
NBD, Detroit                                          3/01/93                  #C689434                  Amendment
                                                     11/15/93                  #C778208                  Amendment


Wisconsin Secretary of State

FirsTier, Lincoln                                     2/18/88                  #968701
First National Bank of Omaha                         10/21/92                  #1309942                  Amendment
First National Bank, Wahoo                           01/15/93                  #1326550                  Continued
NBD, Detroit                                          2/08/93                  #1331412                  Amendment
                                                     11/23/93                  #1393268                  Amendment

                                       3



Indiana Secretary of State

FirsTier, Lincoln                                     2/11/88                  #1454192
First National Bank of Omaha                         10/21/92                  #1808780                  Amendment
First National Bank, Wahoo                            1/11/93                  #1822115                  Continued
NBD, Detroit                                          2/08/93                  #187451                   Amendment
                                                     11/12/93                  #1878806                  Amendment




Minnesota Secretary of State

FirsTier, Lincoln                                     2/17/88                  1#121648#00
First National Bank of Omaha                         10/16/92                  #1537269                  Amendment
First National Bank, Wahoo                           01/19/93                  #1557397                  Continued
NBD, Detroit                                          2/08/93                  #1562125                  Amendment
                                                     11/23/93                  #1632156                  Amendment


South Dakota Secretary of State

FirsTier, Lincoln                                     2/10/88                  880410802864
First National Bank of Omaha                         10/16/92                  #22901003596              Amendment
First National Bank, Wahoo                            1/08/93                  #30081001734              Continued
NBD, Detroit                                          2/09/93                  #30391203308              Amendment
                                                     11/22/93                  #33261003899              Amendment


Missouri Secretary of State

FirsTier, Lincoln                                     2/11/88                  #1555991
First National Bank of Omaha                         10/16/92                  #2184193                  Amendment
First National Bank, Wahoo                            1/08/93                  #2212473                  Continued
NBD, Detroit                                          2/08/93                  #2224113                  Amendment
                                                     11/15/93                  #2331876                  Amendment


Ohio Secretary of State

FirsTier, Lincoln                                     2/12/88                  #Y00095612
First National Bank of Omaha                         10/19/92                  #01097336                 Amendment
First National Bank, Wahoo                            1/11/93                  #01119343901              Continued
NBD, Detroit                                          2/09/93                  #02099338901              Amendment
                                                     11/12/93                  #1129331801               Amendment




Kentucky Secretary of State

First National Bank of Omaha                            11/12/93          134318


Pennsylvania Department of State

First National Bank of Omaha                            11/12/93        22571277




Oklahoma Secretary of State

First National Bank of Omaha                            11/12/93        059782




Mississippi Secretary of State

First National Bank of Omaha                         11/12/93         0756092--


Colorado Secretary of State

First National Bank of Omaha                         11/12/93          932082461


California Secretary of State

First National Bank of Omaha                         11/12/93           93229491


Washington Secretary of State

First National Bank of Omaha                         11/15/93          933190075


Montana Secretary of State

First National Bank of Omaha                         11/15/93             419540


Arizona Secretary of State

First National Bank of Omaha                         11/15/93             765359


North Carolina Secretary of State

First National Bank of Omaha                         11/15/93             050742


North Dakota Secretary of State

First National Bank of Omaha                         11/16/93       93-380331


Florida Secretary of State

First National Bank of Omaha                         11/17/93       930000236992




Texas Secretary of State

First National Bank of Omaha                         11/29/93           227591--

                                       8

                                       2